                                                                    Exhibit 4.01
================================================================================

                      FAIRFIELD MANUFACTURING COMPANY, INC.


                                       and


                           FIRST UNION NATIONAL BANK,
                                   as Trustee

                              -------------------

                                    INDENTURE

                            Dated as of May 19, 1999

                              -------------------

                                  $100,000,000

                    9-5/8% Senior Subordinated Notes due 2008

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                  Indenture
Section                                                                                 Section
-------                                                                                 -------
310   (a)(1)...............................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (a)(5)...............................................................         N.A.
      (b)..................................................................         7.08; 7.10; 12.02
      (b)(1)...............................................................         7.10
      (c)..................................................................         N.A.
311   (a)..................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.
312   (a)..................................................................         2.06
      (b)..................................................................         12.03
      (c)..................................................................         12.03
313   (a)..................................................................         7.06
      (b)(1)...............................................................         N.A.
      (b)(2)...............................................................         7.06
      (c)..................................................................         7.06; 12.02
      (d)..................................................................         7.06
314   (a)..................................................................         4.02; 4.04; 12.02
      (b)..................................................................         N.A.
      (c)(1)...............................................................         12.04
      (c)(2)...............................................................         12.04
      (c)(3)...............................................................         N.A.
      (d)..................................................................         N.A.
      (e)..................................................................         12.05
      (f)..................................................................         N.A.
315   (a)..................................................................         7.01(b)
      (b)..................................................................         7.05; 12.02
      (c)..................................................................         7.01(a)
      (d)..................................................................         7.01(c)
      (e)..................................................................         6.12
316   (a) (last sentence)..................................................         2.10
      (a)(1)(A)............................................................         6.05
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         N.A.
      (b)..................................................................         6.08
      (c)..................................................................         8.04
317   (a)(1)...............................................................         6.09
      (a)(2)...............................................................         6.10
      (b)..................................................................         2.05; 7.12
318   (a)..................................................................         12.01

-----------------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.            Definitions..........................................................................1
SECTION 1.02.            Other Definitions...................................................................39
SECTION 1.03.            Incorporation by Reference of Trust Indenture Act...................................40
SECTION 1.04.            Rules of Construction...............................................................40


                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.            Amount of Notes.....................................................................41
SECTION 2.02.            Form and Dating.....................................................................42
SECTION 2.03.            Execution and Authentication........................................................42
SECTION 2.04.            Registrar and Paying Agent..........................................................43
SECTION 2.05.            Paying Agent To Hold Money in Trust.................................................44
SECTION 2.06.            Noteholder Lists....................................................................45
SECTION 2.07.            Transfer and Exchange...............................................................45
SECTION 2.08.            Replacement Notes...................................................................46
SECTION 2.09.            Outstanding Notes...................................................................46
SECTION 2.10.            Treasury Notes......................................................................47
SECTION 2.11.            Temporary Notes.....................................................................47
SECTION 2.12.            Cancellation........................................................................47
SECTION 2.13.            Defaulted Interest..................................................................48
SECTION 2.14.            CUSIP Number........................................................................48
SECTION 2.15.            Deposit of Moneys...................................................................48
SECTION 2.16.            Book-Entry Provisions for Global Notes..............................................49
SECTION 2.17.            Special Transfer Provisions.........................................................51
SECTION 2.18.            Computation of Interest.............................................................53


                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.            Election To Redeem; Notices to Trustee..............................................53
SECTION 3.02.            Selection by Trustee of Notes To Be Redeemed........................................54
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SECTION 3.03.            Notice of Redemption................................................................54
SECTION 3.04.            Effect of Notice of Redemption......................................................55
SECTION 3.05.            Deposit of Redemption Price.........................................................55
SECTION 3.06.            Notes Redeemed in Part..............................................................56


                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.            Payment of Notes....................................................................56
SECTION 4.02.            Reports to Holders..................................................................56
SECTION 4.03.            Waiver of Stay, Extension or Usury Laws.............................................57
SECTION 4.04.            Compliance Certificate..............................................................57
SECTION 4.05.            Taxes...............................................................................58
SECTION 4.06.            Limitation on Additional Indebtedness...............................................58
SECTION 4.07.            Limitation on Other Subordinated Indebtedness.......................................58
SECTION 4.08.            Limitation on Restricted Payments...................................................59
SECTION 4.09.            Limitation on Asset Sales...........................................................62
SECTION 4.10.            Limitation on Transactions with Affiliates..........................................65
SECTION 4.11.            Limitations on Liens................................................................66
SECTION 4.12.            [Intentionally Omitted].............................................................67
SECTION 4.13.            Limitation on Creation of Subsidiaries..............................................67
SECTION 4.14.            Limitation on Dividends and Other Payment Restrictions Affecting
                            Restricted Subsidiaries..........................................................68
SECTION 4.15.            [Intentionally Omitted].............................................................70
SECTION 4.16.            Limitation on Preferred Stock of Restricted Subsidiaries............................70
SECTION 4.17.            Limitation on Guarantees by Restricted Subsidiaries.................................70
SECTION 4.18.            Maintenance of Office or Agency.....................................................71
SECTION 4.19.            Legal Existence.....................................................................72
SECTION 4.20.            Change of Control Offer.............................................................72
SECTION 4.21.            Maintenance of Properties; Insurance; Compliance with Law...........................75
SECTION 4.22.            Further Assurance to the Trustee....................................................76


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.            Limitation on Consolidation, Merger and Sale of Assets..............................76
SECTION 5.02.            Successor Person Substituted........................................................77
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                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.            Events of Default...................................................................78
SECTION 6.02.            Acceleration........................................................................80
SECTION 6.03.            Other Remedies......................................................................81
SECTION 6.04.            Waiver of Past Defaults and Events of Default.......................................81
SECTION 6.05.            Control by Majority.................................................................81
SECTION 6.06.            Limitation on Suits.................................................................82
SECTION 6.07.            No Personal Liability of Directors, Officers,
                            Employees and Stockholders.......................................................82
SECTION 6.08.            Rights of Holders To Receive Payment................................................83
SECTION 6.09.            Collection Suit by Trustee..........................................................83
SECTION 6.10.            Trustee May File Proofs of Claim....................................................83
SECTION 6.11.            Priorities..........................................................................84
SECTION 6.12.            Undertaking for Costs...............................................................84
SECTION 6.13.            Restoration of Rights and Remedies..................................................84


                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.            Duties of Trustee...................................................................85
SECTION 7.02.            Rights of Trustee...................................................................86
SECTION 7.03.            Individual Rights of Trustee........................................................87
SECTION 7.04.            Trustee's Disclaimer................................................................87
SECTION 7.05.            Notice of Defaults..................................................................87
SECTION 7.06.            Reports by Trustee to Holders.......................................................88
SECTION 7.07.            Compensation and Indemnity..........................................................88
SECTION 7.08.            Replacement of Trustee..............................................................89
SECTION 7.09.            Successor Trustee by Consolidation, Merger, etc.....................................90
SECTION 7.10.            Eligibility; Disqualification.......................................................90
SECTION 7.11.            Preferential Collection of Claims Against Company...................................90
SECTION 7.12.            Paying Agents.......................................................................90


                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.            Without Consent of Holders..........................................................91
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SECTION 8.02.            With Consent of Holders.............................................................92
SECTION 8.03.            Compliance with Trust Indenture Act.................................................94
SECTION 8.04.            Revocation and Effect of Consents...................................................94
SECTION 8.05.            Notation on or Exchange of Notes....................................................94
SECTION 8.06.            Trustee To Sign Amendments, etc.....................................................95


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.            Discharge of Indenture..............................................................95
SECTION 9.02.            Legal Defeasance....................................................................96
SECTION 9.03.            Covenant Defeasance.................................................................96
SECTION 9.04.            Conditions to Defeasance or Covenant Defeasance.....................................97
SECTION 9.05.            Deposited Money and U.S. Government Obligations
                            To Be Held in Trust; Other Miscellaneous Provisions..............................99
SECTION 9.06.            Reinstatement.......................................................................99
SECTION 9.07.            Moneys Held by Paying Agent........................................................100
SECTION 9.08.            Moneys Held by Trustee.............................................................100


                                   ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01.           Guarantee..........................................................................101
SECTION 10.02.           Execution and Delivery of Guarantee................................................102
SECTION 10.03.           Limitation of Guarantee............................................................103
SECTION 10.04.           Additional Guarantors..............................................................103
SECTION 10.05.           Release of Guarantor...............................................................103
SECTION 10.06.           Subordination of Subrogation and Other Rights; Subrogation.........................104
SECTION 10.07.           Guarantee Obligations Subordinated to Guarantor Senior Indebtedness................105
SECTION 10.08.           Payment Over of Proceeds upon Dissolution, etc., of a Guarantor....................105
SECTION 10.09.           Suspension of Guarantee Obligations When Guarantor Senior
                            Indebtedness in Default.........................................................107
SECTION 10.10.           Trustee's Relation to Guarantor Senior Indebtedness................................109
SECTION 10.11.           Subrogation to Rights of Holders of Guarantor Senior Indebtedness..................109

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SECTION 10.12.           Guarantee Subordination Provisions Solely To Define Relative Rights................110
SECTION 10.13.           Trustee To Effectuate Subordination................................................110
SECTION 10.14.           Notice to Trustee..................................................................111
SECTION 10.15.           Rights of Trustee as a Holder of Guarantor Senior Indebtedness;
                            Preservation of Trustee's Rights................................................112
SECTION 10.16.           Application of Certain Article Eleven Provisions...................................112


                                 ARTICLE ELEVEN

                             SUBORDINATION OF NOTES

SECTION 11.01.           Notes Subordinate to Senior Indebtedness...........................................113
SECTION 11.02.           Payment Over of Proceeds upon Dissolution, etc.....................................113
SECTION 11.03.           Suspension of Payment When Senior Indebtedness in Default..........................114
SECTION 11.04.           Trustee's Relation to Senior Indebtedness..........................................116
SECTION 11.05.           Subrogation to Rights of Holders of Senior Indebtedness............................117
SECTION 11.06.           Provisions Solely To Define Relative Rights........................................117
SECTION 11.07.           Trustee to Effectuate Subordination................................................118
SECTION 11.08.           No Waiver of Subordination Provisions..............................................118
SECTION 11.09.           Notice to Trustee..................................................................119
SECTION 11.10.           Reliance on Judicial Order or Certificate of Liquidating Agent.....................120
SECTION 11.11.           Rights of Trustee as a Holder of Senior Indebtedness; Preservation
                            of Trustee's Rights.............................................................121
SECTION 11.12.           Article Applicable to Paying Agents................................................121
SECTION 11.13.           No Suspension of Remedies..........................................................121


                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.           Trust Indenture Act Controls.......................................................121
SECTION 12.02.           Notices............................................................................122
SECTION 12.03.           Communications by Holders with Other Holders.......................................123
SECTION 12.04.           Certificate and Opinion as to Conditions Precedent.................................123
SECTION 12.05.           Statements Required in Certificate and Opinion.....................................124
SECTION 12.06.           Rules by Trustee and Agents........................................................124
SECTION 12.07.           Business Days; Legal Holidays......................................................125
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SECTION 12.08.           Governing Law......................................................................125
SECTION 12.09.           No Adverse Interpretation of Other Agreements......................................125
SECTION 12.10.           No Recourse Against Others.........................................................125
SECTION 12.11.           Successors.........................................................................126
SECTION 12.12.           Multiple Counterparts..............................................................126
SECTION 12.13.           Table of Contents, Headings, etc...................................................126
SECTION 12.14.           Separability.......................................................................126


                                    EXHIBITS

Exhibit A.               Form of Note.......................................................................A-1
Exhibit B.               Form of Legend for Rule 144A Notes and Other Notes that are
                            Restricted Notes................................................................B-1
Exhibit C.               Form of Legend for Regulation S Note...............................................C-1
Exhibit D.               Form of Legend for Global Note.....................................................D-1
Exhibit E.               Form of Certificate To Be Delivered in Connection with Transfers to
                            Non-QIB Accredited Investors....................................................E-1
Exhibit F.               Form of Certificate To Be Delivered in Connection with Transfers
                            Pursuant to Regulation S........................................................F-1
Exhibit G.               Form of Guarantee..................................................................G-1

                  INDENTURE, dated as of May 19, 1999, between FAIRFIELD MANUFACTURING COMPANY, INC., a Delaware corporation, as issuer (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of such merger, consolidation or acquisition shall not be Acquired Indebtedness.

                  "Additional Interest" has the meaning provided in Section 4(a) of the Registration Rights Agreement.

                  "Additional Notes" means not less than $25.0 million per series in aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture from time to time in accordance with Sections 2.01,
2.02 and 4.06 hereof.

                  "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under Section 4.10 beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

                  "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

                  "Asset Acquisition" means

                  (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

                  (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person or any division or line of business of such Person.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition, other than to the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions, of:

                  (1) any Capital Stock in any Restricted Subsidiary of the Company;

                  (2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or

                  (3) any other properties or assets of the Company or any Restricted Subsidiary (including proprietary brand names, whether registered or otherwise) other than in the ordinary course of business (it being understood that the sale or lease of any used or obsolete equipment, damaged equipment or equipment unsuitable for the Company's business or any sale of any of the Company's products is in the ordinary course of business) thereof.

                  For purposes of this definition, the term Asset Sales shall not include:

                  (A) any sale, issuance, conveyance, transfer, lease or other disposition, of properties or assets that is governed by the provisions described under Section 5.01;

                  (B) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets, whether in one transaction or a series of related transactions, involving assets with a fair market value determined by the Company to be not in excess of $1.0 million;

                  (C) any Restricted Payment made in compliance with Section 4.08, and any disposition of any Permitted Investment;

                  (D) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

                  (E) the licensing of intellectual property;

                  (F) any Sale-Leaseback Transaction; and

                  (G) any Permitted Receivables Financing.

                  "Asset Sale Proceeds" means, with respect to any Asset Sale:

                  (1) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale, after

                           (a) provision for all income or other taxes measured
                  by or resulting from such Asset Sale,

                           (b) payment of all brokerage commissions,
                  underwriting and other fees and expenses, including, without limitation, legal, accounting, investment advisory and appraisal fees, related to such Asset Sale,

                           (c) provision for minority interest holders in any
                  Restricted Subsidiary of the Company as a result of such Asset Sale,

                           (d) repayment of Indebtedness that is required to be
                  repaid in connection with such Asset Sale or is secured by a Lien on the property or assets sold, and

                           (e) deduction of appropriate amounts to be provided
                  by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension, severance, relocation and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

                  (2) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash, net of any fees, discounts, commissions or taxes paid or payable as a result of such conversion or liquidation.

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of the first paragraph of Section 4.09.

                  "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy" or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

                  "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (ii) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor) and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

                  "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company and to be in full force and effect, and delivered to the Trustee.

                  "Capital Stock" means

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and

                  (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests.

                  "Capital Lease Obligation" means, any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP; and, for the purpose of this definition, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

                  "Cash Equivalents" means at any time:

                  (1) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

                  (2) certificates of deposit, time deposits, Eurodollar time deposits and bankers' acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits at the time of investment of not less than $500,000,000;

                  (3) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at the time of investment at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

                  (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and

                  (5) investments in money market funds with assets of $5.0 million or greater.

                  "Certificate of Designation" means the certificate of designation of the powers, preferences and relative, participating, optional and other special rights of the Existing Preferred Stock.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company;

                  (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group"(as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or

                  (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by either (x) the Permitted Holders or (y) a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five of this Indenture and thereafter means the successor.

                  "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

                  "Consolidated EBITDA" means, with respect to any person for any period, (i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, (d) Consolidated Income Tax Expense and (e) all non-cash accruals or cash expenses relating to the Equity Incentive Plan (to the extent such accruals or expenses reduce net income), less (ii) non-cash items increasing Consolidated Net Income (other than in the ordinary course of business); provided, however, that if, during such period, such person or any of its Restricted Subsidiaries shall have consummated any Asset Sale or Asset Acquisition, Consolidated EBITDA for such person and its Restricted Subsidiaries for such period shall be adjusted (in the manner set forth in the definition of the term "Consolidated Fixed Charge Coverage Ratio") to give pro forma effect to the Consolidated EBITDA directly attributable to the assets which are the subject of such Asset Sales or Asset Acquisitions during such period.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of the aggregate amount of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

                  (1) the incurrence of any Indebtedness of such person or any of its Restricted Subsidiaries, or the repayment of any Indebtedness of such person or its Restricted Subsidiary (other than the incurrence and repayment of Indebtedness under a revolving credit facility) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period") and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with as if the discharge had occurred on the first day of the Reference Period, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, and

                  (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition (including any Consolidated EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Reference Period.

                  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period;

                  (3) notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and

                  (4) interest on any Indebtedness incurred pursuant to a revolving credit facility will be based on the average monthly principal amount outstanding under such facility during such Four Quarter Period. In calculating the Consolidated Fixed Charge Coverage Ratio, and giving pro forma effect to any incurrence of Indebtedness during a Reference Period, pro forma effect shall be given to the use of proceeds thereof to permanently repay or retire Indebtedness.

                  If such Person or any of its Restricted Subsidiaries directly or indirectly guaranteed Indebtedness of a third person, the above clauses shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

                  (i) Consolidated Interest Expense, plus

                  (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Disqualified Capital Stock of such Person and its Restricted Subsidiaries on a consolidated basis, plus

                  (iii) the product of (a) all dividend accruals, whether or not paid or payable in cash, during such period on any Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries, and on any Preferred Stock of Restricted Subsidiaries of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, plus

                  (iv) the product of (a) all dividends actually paid, whether paid in cash or in any other consideration (but excluding any dividends to the extent paid through the issuance of additional shares of Qualified Capital Stock of the Company), during such period with respect to any Designated Preferred Stock of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each on a consolidated basis in accordance with GAAP.

                  "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication,

                  (1) the sum of

                           (a) the interest expense of such Person and its
                  Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation,

                           (i) any amortization of debt discount,

                           (ii) the net cost under Interest Rate Agreements
                  (including any amortization of discounts),

                           (iii) the interest portion of any deferred payment
                  obligation which in accordance with GAAP is required to be reflected on an income statement,

                           (iv) all commissions, discounts and other fees and
                  charges owed with respect to letters of credit and bankers' acceptance financing,

                           (v) all accrued interest,

                           (vi) interest-equivalent costs associated with any
                  Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables and Related Assets, and

                  (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP consistently applied, minus,

                  (2) any non-cash interest expense of the Company in respect of Permitted Indebtedness incurred in connection with the Equity Incentive Plan, minus

                  (3) any amortization of deferred financing discount costs and expenses.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined in accordance with GAAP consistently applied, adjusted:

                  (a) to the extent included in calculating such net income, by excluding, without duplication,

                           (1) all extraordinary gains and losses, non-recurring
                  cumulative effect of accounting changes and, without duplication, non-recurring or unusual gains and losses and all restructuring charges,

                           (2) the portion of net income (or loss) of such
                  person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries,

                           (3) solely for purposes of determining the aggregate
                  amount available for Restricted Payments under clause (3) of
                  Section 4.08, net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

                           (4) one time unusual non-cash charges,

                           (5) any gain or loss realized upon the termination of
                  any employee pension benefit plan, on an after-tax basis,

                           (6) gains or losses in respect of any Asset Sales
                  (without giving effect to clause (B) under the definition of Asset Sale) by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis,

                           (7) the net income of any Restricted Subsidiary that
                  is not a Guarantor of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders, and

                           (8) the amount of any Consolidated Non-cash Charges
                  attributable to applying the purchase method of accounting in accordance with GAAP; and

                  (b) by adding, in the case of the Company,

                           (1) without duplication, capital contributions made
                  by Lancer to the Company pursuant to the Tax Sharing Agreement to the extent such capital contributions represent a return to the Company of amounts which had been included as income taxes in computing the Company's Consolidated Net Income and

                           (2) 100% (without duplication) of all non-cash
                  accruals or cash expenses relating to the Equity Participation Plan or Equity Incentive Plan (to the extent such accruals or expenses reduce net income).

                  "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses (including, without limitation, non-cash reserves and non-cash charges) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Corporate Trust Office" means the corporate trust office of the Trustee designated by the Trustee for purposes of this Indenture. The Trustee initially designates its Charlotte, North Carolina office for purposes of transfers and exchanges.

                  "Credit Agreement" means:

                  (a) the Senior Credit Facility, together with all amendments, documents and instruments from time to time delivered in connection with the Senior Credit Facility (including, without limitation, any guaranty agreements and security documents), as in effect on the date hereof and as the Senior Credit Facility and such other agreements, documents and instruments may be amended, amended and restated, refunded, refinanced, replaced, repaid, renewed, extended, restructured, supplemented or otherwise modified from time to time; and

                  (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Senior Credit Facility or any other agreement deemed a Credit Agreement under clause
         (a) hereof or under this clause (b) whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof.

                  Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any agreement deemed a Credit Agreement under clause (a) or (b) hereof, and all refundings, refinancings and replacements of any Credit Agreement, including any agreement
(i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, and
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designated Preferred Stock" means Preferred Stock (not constituting Disqualified Capital Stock) of the Company (excluding the Existing Preferred Stock, any other Preferred Stock issued on or prior to the Issue Date and any Preferred Stock issued in exchange or substitution for any of the foregoing) that is designated as Designated Preferred Stock pursuant to an officer's certificate executed by the principal executive officer or the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the clause
(3)(b) of Section 4.08.

                  "Designated Senior Indebtedness" as to the Company or any Guarantor, as the case may be, means:

                  (1) any Senior Indebtedness under the Credit Agreement; and

                  (2) any other Senior Indebtedness which at the time of determination exceeds $15.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

                  "Disinterested Director" means a member of the Board of Directors of the Company who does not have any direct or indirect financial interest in or with respect to the transaction being considered.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable solely at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; provided, however, that Capital Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring an offer to be made for such Preferred Stock in the event of a change of control of or asset sale by such Person or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of this Indenture described under Section 4.20 and Section 4.09, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; provided, further, that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

                  "Equity Incentive Plan" means any long-term incentive compensation plan (other than the Equity Participation Plan) adopted by the Company covering the Company's executives and selected other key management employees, as such plans may be amended from time to time by the Board of Directors of the Company pursuant to their terms.

                  "Equity Participation Plan" means the Fairfield Manufacturing Company, Inc. Equity Participation Plan, as such plan may be amended from time to time.

                  "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                  "Exchange Date" means the date of original issuance of the Exchange Debentures.

                  "Exchange Notes" has the meaning provided in the Registration Rights Agreement.

                  "Exchange Debentures" means the Company's 11 1/4% Subordinated Exchange Debentures due 2009 issuable in exchange for the Existing Preferred Stock.

                  "Existing Indenture" means the indenture pursuant to which the Existing Notes were issued.

                  "Existing Notes" means the Company's 11 3/8% Senior Subordinated Notes due 2001.

                  "Existing Preferred Stock" means the Company's 11 1/4% Cumulative Exchangeable Preferred Stock, par value $.01 per share.

                  "Event of Default" has the meaning set forth under Section
6.01.

                  "fair market value" means, with respect to any asset or property, the price, taking into account any liabilities, which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Final Maturity Date" means October 15, 2008.

                  "Financing Documents" means this Indenture, the Registration Rights Agreement and the Notes.

                  "GAAP" means generally accepted accounting principles in the United States applicable as of the Issue Date.

                  "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, securities exchange, commission, department or instrumentality thereof or therein, including any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantee" means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor.

                  "Guarantor" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).

                  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

                  (1) all Indebtedness of such Guarantor owed to lenders under the Credit Agreement or Designated Senior Indebtedness;

                  (2) all obligations of such Guarantor with respect to any Hedging Obligations;

                  (3) all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

                  (4) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantee of such Guarantor; and

                  (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above.

                  Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include, with respect to any Guarantor:

                  (A) Indebtedness of such Guarantor to any of its Subsidiaries, or to any Affiliate of such Guarantor (other than in connection with customary commercial banking services);

                  (B) Indebtedness represented by the Guarantees;

                  (C) Indebtedness of such Guarantor under the Exchange Debentures, if issued in accordance with the Exchange Indenture;

                  (D) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness;

                  (E) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

                  (F) that portion of any Indebtedness of such Guarantor that at the time of incurrence is incurred in violation of the Indenture, unless such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness and their agents and representatives (i) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and
         (ii) shall have received a certificate from an officer of such Guarantor to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture;

                  (G) Indebtedness represented by Disqualified Capital Stock;
         and

                  (H) any Indebtedness to or guaranteed on behalf of any shareholders of the Company or any Subsidiary of such Guarantor or any of its subsidiaries.

                  "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) Interest Rate Agreements and
(b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "incur" means, with respect to any Indebtedness of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, enter into any guarantee of, or otherwise become liable in respect of such Indebtedness or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" means, with respect to any Person, without duplication:

                  (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, including reimbursement and similar obligations, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction;

                  (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

                  (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

                  (4) all Capitalized Lease Obligations and Purchase Money Indebtedness of such Person;

                  (5) all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

                  (6) all guarantees of Indebtedness referred to in this definition by such Person;

                  (7) all Disqualified Capital Stock valued at its mandatory maximum redemption price or liquidation preference plus accrued dividends;

                  (8) all net obligations under or in respect of Hedging Obligations of such Person; and

                  (9) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) through (8) above.

                  For purposes hereof, Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder; provided, however, that, with respect to the Company, Indebtedness referred to in this definition shall exclude all obligations of the Company to Lancer under the Tax Sharing Agreement and any liability for federal, state, local or other taxes owed or owing by the Company.

                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness:

                  (1) any other obligation of the obligor of such Indebtedness (or of any other Person who could have incurred such Indebtedness under this Section) arising under any guarantee, Lien, or letter of credit supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit secures the principal amount of such Indebtedness;

                  (2) in the event that Indebtedness meets the criteria of more than one type of Indebtedness, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

                  (3) Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; and

                  (4) for purposes of determining compliance with any U.S. dollar-denominated restrictions on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means an accounting, valuation or investment banking firm of national reputation in the United States which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Notes" means $100.0 million in aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2008 of the Company issued on the Issue Date for so long as such securities constitute Restricted Notes.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "interest" means, with respect to the Notes, the sum of any interest and any Additional Interest on the Notes.

                  "Interest Payment Dates" means each April 15 and October 15, commencing October 15, 1999.

                  "Interest Rate Agreement" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit, guarantee of or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For the purpose of making any calculations under the Indenture (i) Investment shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated a Restricted Subsidiary and (ii) any property transferred to an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer; provided that in each case, the fair market value of an asset or property shall be as determined by the Board of Directors of the Company in good faith. For the purpose of the Indenture, the change in designation of a Restricted Subsidiary to an Unrestricted Subsidiary shall be an Investment. "Investments" shall exclude extensions of trade credit on commercially reasonable terms consistent with the normal course of business of the Company and the Restricted Subsidiaries.

                  "Issue Date" means the date the Initial Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

                  "Lancer" means Lancer Industries Inc., a Delaware corporation.

                  "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement of any kind on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Majority Holders" means at any time, the Holders of more than 50% in aggregate principal amount of the Notes outstanding at such time.

                  "Maturity Date" when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means:

                  (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt);

                  (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

                  (3) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payments of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

                  "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles, or, after passage of time, would entitle one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means, collectively, the Initial Notes, the Additional Notes, if any, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

                  "Obligor" means the Company.

                  "Offering Memorandum" means the Offering Memorandum dated May 12, 1999 pursuant to which the Initial Notes were offered.

                  "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, the President, any Vice President or any Treasurer or Secretary of such Person that shall comply with applicable provisions of this Indenture.

                  "Opinion of Counsel" means a written opinion from legal counsel, which counsel is not unacceptable to the Trustee, stating the matters required by Section 12.05 and delivered to the Trustee.

                  "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

                  "Permitted Holders" means (i) Lancer and its Affiliates, (ii) any "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) comprised solely of Lancer and its Affiliates (it being understood that a "group" that includes any other Person shall not be a Permitted Holder), (iii) CIBC World Markets Corp. and its Affiliates, and (iv) Paul S. Levy and his Affiliates.

                  "Permitted Indebtedness" means each and all of the following:

                  (1) Indebtedness of the Company or any Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the sum of (A) the greater of (x) $60,000,000 and (y) the amount equal to the sum of 85% of the net book value of accounts receivable and 60% of the net book value of inventory (determined on a first-in-first-out basis) of the Company and its Restricted Subsidiaries on a consolidated basis at the time such Indebtedness is incurred, as determined in accordance with GAAP and (B) any amounts outstanding under the Senior Credit Facility that utilize subclause (13) of this definition (less the amount of net proceeds which have been received in connection with the applicable Permitted Receivables Financing; provided that such reduction shall apply only for so long as a Permitted Receivables Financing is in effect);

                  (2) Indebtedness of the Company and its Restricted Subsidiaries pursuant to the Initial Notes, the Exchange Notes issued in exchange for the Initial Notes and any Notes issued in exchange for or replacement of the Initial Notes or the Exchange Notes and any Guarantees of the foregoing;

                  (3) Indebtedness of the Company outstanding on the date of the Indenture; provided, a notice of redemption for the Existing Notes shall be given in accordance with Article Eleven of the Existing Indenture on or prior to June 30, 1999;

                  (4) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

                  (5) Indebtedness of a Restricted Subsidiary of the Company (x) to the Company or (y) to another Restricted Subsidiary of the Company; provided, however, that any such Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor is not subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary (other than Permitted Indebtedness of such Restricted Subsidiary);

                  (6) Indebtedness of the Company to a Restricted Subsidiary of the Company which is unsecured and, unless owing to a Guarantor, subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at a Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under the Indenture and the Notes; provided, however, that any subsequent issuance or transfer of Capital Stock that results in such Restricted Subsidiary ceasing to be such, or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) will be deemed, in each case, to constitute the issuance of such Indebtedness by the Company or of such Indebtedness by such Restricted Subsidiary;

                  (7) Indebtedness of the Company to T-H Licensing which complies with Section 4.10;

                  (8) Indebtedness of the Company or any Guarantor representing Capitalized Lease Obligations and Purchase Money Indebtedness so long as such Indebtedness does not exceed 6.0% of the amount of the gross property, plant and equipment of the Company and its Restricted Subsidiaries determined on a consolidated basis, as shown on the balance sheet of the Company as of the end of the most recent fiscal quarter, in accordance with GAAP consistently applied;

                  (9) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within 5 business days of incurrence;

                  (10) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments (including adjustments in the purchase price related to the performance or results of any acquired business) in connection with the acquisition or disposition of assets permitted under the Indenture;

                  (11) Any Indebtedness or other obligations of the Company issued to participants in the Equity Incentive Plan or Equity Participation Plan, provided that such Indebtedness is subordinated in right of payment to the Notes;

                  (12) Indebtedness arising by reason of any Lien created or permitted to exist in compliance with Section 4.11;

                  (13) Indebtedness of a Receivables Subsidiary pursuant to a Permitted Receivables Financing; provided that after giving effect to the incurrence thereof, the

         Company could incur at least $1.00 of Indebtedness under subclause (1) of this definition in compliance with Section 4.06;

                  (14) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for worker's compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, insurance purposes, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (15) Guarantees of Indebtedness otherwise permitted under the Indenture;

                  (16) Obligations in respect of trade letters of credit, performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (17) Indebtedness of the Company or any Guarantor (which may but is not required to be incurred under the Credit Agreement) in addition to that described in clauses (1) through (16) above not to exceed $20 million outstanding at any time in the aggregate; Indebtedness may be incurred under the Credit Agreement; or

                  (18) (i) Indebtedness of the Company or any Guarantor, the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company (including all or a portion of the Notes but excluding the Existing Notes) or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary; provided, however, that (A) the principal amount of Indebtedness incurred pursuant to this clause
         (18) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (or, if the Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accretion value attributable thereto since the original issuance of such Indebtedness) plus accrued and unpaid interest thereon plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses (including discounts and commissions) in connection therewith and (B) in the case of any refinancing of Indebtedness that is not Senior Indebtedness, (1) such new Indebtedness is made subordinated to or pari passu with the Notes in the same manner and at least to the same extent as the Indebtedness being refinanced and (2) such new Indebtedness has a Weighted Average Life to Maturity and final Stated Maturity of principal that exceeds the Weighted Average Life to Maturity and final Stated Maturity of principal, respectively, of the Indebtedness being refinanced.

                  For purposes of determining compliance with Section 4.06, in the event an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is entitled to be incurred pursuant to the second sentence of Section 4.06, the Company shall, at its sole discretion, classify such item of Indebtedness as any of the appropriate items of Permitted Indebtedness or as Indebtedness being incurred pursuant to the second sentence of Section 4.06 and thereafter may, at its sole discretion, reclassify such item of Indebtedness from time to time in any manner that complies with the definition of Permitted Indebtedness and/or the second sentence of Section 4.06.

                  "Permitted Investment" means any of the following:

                  (1) Investments by the Company or any Restricted Subsidiary of the Company in another person, if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or such Restricted Subsidiary;

                  (2) Investments in obligations of, or guaranteed by, the United States government or any agency or political subdivision thereof, maturing within one year of the date of purchase;

                  (3) Investments in commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $100,000,000 maturing within 365 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency;

                  (4) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $100,000,000 maturing within one year of the date of purchase;

                  (5) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in settlement claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or of such Restricted Subsidiary;

                  (6) Investments in cash and Cash Equivalents;

                  (7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course;

                  (8) loans and advances to officers of the Company and its Restricted Subsidiaries made in compliance with clause (G) of the second paragraph of Section 4.10;

                  (9) Investments by the Company or a Restricted Subsidiary in a Restricted Subsidiary;

                  (10) money market funds organized under the laws of the United States of America or any state thereof that invest substantially all of their assets in any of the types of investments described in clause
         (2), (3), (4) or (6) above;

                  (11) Investments in any of the Notes;

                  (12) receivables owing to the Company or any Restricted Subsidiary created in the ordinary course of business;

                  (13) Investments consisting of Indebtedness permitted under clause (5) of the definition of Permitted Indebtedness; and

                  (14) Hedging obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries business and not for speculative purposes;

                  (15) Guarantees of Indebtedness and other obligations otherwise permitted under the Indenture;

                  (16) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.09;

                  (17) Investments in connection with a Permitted Receivables Financing by or to any Receivables Subsidiary, including Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Receivables Financing or any related Indebtedness; and

                  (18) Investments in the aggregate amount of $20 million at any time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent, (b) that would not have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or (c) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) security for the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto);

                  (3) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money);

                  (4) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which interferes in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries or materially impairs the use of any parcel of property;

                  (5) deposits or pledges to secure public or statutory obligations, progress payments, surety and appeal bonds or other obligations of like nature incurred in the ordinary course of business;

                  (6) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

                  (7) Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or that would not have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole;

                  (8) leases, subleases, licenses or sublicenses to third parties;

                  (9) Liens securing Indebtedness incurred in compliance with
         Section 4.06;

                  (10) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue
         Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

                  (11) Liens securing Hedging Obligations;

                  (12) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

                  (13) Liens on properties or assets of the Company or any Restricted Subsidiary securing Senior Indebtedness;

                  (14) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

                  (15) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;

                  (16) Liens securing the Existing Notes, the Notes, the Exchange Notes or the Exchange Debentures;

                  (17) Liens securing Refinancing Indebtedness incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose could secure) the obligations to which such Liens relate; and

                  (18) Liens securing letters of credit entered into the ordinary course of business and consistent with past business practice;

                  (19) Liens in favor of the Company or any Restricted
         Subsidiary;

                  (20) Liens securing Purchase Money Indebtedness;

                  (21) Liens on and pledges of the stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

                  (22) Liens on Receivables and Related Assets securing Indebtedness or otherwise permitted to be incurred, in each case, with a Permitted Receivables Financing.

                  "Permitted Receivables Financing" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Receivables Subsidiary purchases Receivables and Related Assets from the Company or any Subsidiary and finances such Receivables and Related Assets through the issuance of indebtedness or equity interests or through the sale of the Receivables and Related Assets or a fractional undivided interest in the Receivables and Related Assets; provided that:

                  (1) the Board of Directors shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Company and the Receivables Subsidiary;

                  (2) all sales of Receivables and Related Assets to or by the Receivables Subsidiary are made at fair market value (as determined in good faith by the Board of Directors of the Company);

                  (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of the Company);

                  (4) no portion of the Indebtedness of a Receivables Subsidiary is Guaranteed by or is recourse to the Company or any Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related Assets); and

                  (5) neither the Company nor any Subsidiary has any obligation to maintain or preserve the Receivable Subsidiary's financial condition.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

                  "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

                  "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Equity Offering" means a sale by the Company of shares of its Qualified Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Receivables and Related Assets" means accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to such receivables, including interests in merchandise or goods, the sale or lease of which gave rise to such receivable, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

                  "Receivables Subsidiary" means a wholly owned Subsidiary which is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto.

                  "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

                  "refinance" means refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated May 19, 1999 between the Company, and the initial purchasers named therein.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

                  "Restricted Payment" means any of the following:

                  (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock),
         (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly Owned Restricted Subsidiary of the Company and (c) other pro rata dividends or other distributions made by a Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary to minority stockholders);

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

                  (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

                  (4) the making of any Investment in any Person other than a Permitted Investment; and

                  (5) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary of the Company.

                  For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value (as such fair market value is determined in good faith by the Board of Directors of the Company).

                  "Restricted Subsidiary" means (i) T-H Licensing, Inc. and (ii) any other Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" means Standard & Poor's Ratings Group and its successors.

                  "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "Senior Credit Facility" means the Loan Agreement, dated as of July 7, 1993, among the Company, the lenders named therein and General Electric Capital Corporation, as agent for such lenders and other financial institutions party thereto from time to time as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise).

                  "Senior Indebtedness" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

                  (1) all Indebtedness of the Company owed to lenders under the Credit Agreement or Designated Senior Indebtedness;

                  (2) all obligations of the Company with respect to any Hedging Obligations;

                  (3) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

                  (4) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes; and

                  (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

                  Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

                  (A) Indebtedness of the Company to any of its Subsidiaries, or to any Affiliate of the Company (other than in connection with customary commercial banking services);

                  (B) Indebtedness represented by the Notes;

                  (C) Indebtedness represented by the Exchange Debentures, if issued in accordance with the Exchange Indenture;

                  (D) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

                  (E) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

                  (F) that portion of any Indebtedness of the Company that at the time of incurrence is incurred in violation of the Indenture, unless such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness and their agents and representatives (i) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (ii) shall have received a certificate from an officer of the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture;

                  (G) Indebtedness represented by Disqualified Capital Stock;
         and

                  (H) any Indebtedness to or guaranteed on behalf of any shareholders of the Company or any Subsidiary of the Company.

                  "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such indebtedness is to rank pari passu in right of payment with the Notes.

                  "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act, provided that each Guarantor shall in all events be deemed a Significant Subsidiary.

                  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter incurred) that is expressly subordinate in right of payment to the Notes pursuant to a written agreement.

                  "Subsidiary", with respect to any Person, means:

                  (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

                  (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of July 18, 1990, between the Company and Lancer, as amended from time to time.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means a Subsidiary of the Company designated as such by the Company:

                  (1) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which

                           (a) is guaranteed by the Company or any Restricted
                  Subsidiary of the Company,

                           (b) is recourse to or obligates the Company or any
                  Restricted Subsidiary of the Company in any way (other than solely with respect to the stock of such Unrestricted Subsidiary) or

                           (c) subjects any property or asset of the Company or
                  any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than solely with respect to the stock of such Unrestricted Subsidiary); and

                  (2) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation (other than by the terms of the Indenture) (a) to subscribe for additional shares of Capital Stock or other equity interest therein or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results; provided, however, that in no event shall any Guarantor be an Unrestricted Subsidiary. The Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Trustee under the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Restricted Subsidiary unless (A) after giving pro forma effect to such designation, the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Indenture and (B) any Indebtedness or Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary of the Company under the Indenture.

                  "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

                  (1) the then outstanding aggregate principal amount of such Indebtedness into

                  (2) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

SECTION 1.02. Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

                                 Term                                    Defined in Section
                                 ----                                    ------------------
"Affiliate Transaction"..........................................            4.10
"Agent Members"..................................................            2.16(a)
"Basket".........................................................            4.08(c)
"Business Day"...................................................           12.07
"CEDEL"..........................................................            2.16(a)
"Change of Control Date".........................................            4.20
"Company Bankruptcy Proceeding"..................................           11.02
"Covenant Defeasance"............................................            9.03
"Custodian"......................................................            6.01
"Designation"....................................................            4.15(a)
"Euroclear"......................................................            2.16(a)
"Events of Default"..............................................            6.01
"Excess Proceeds"................................................            4.09
"Global Notes"...................................................            2.16(a)
"Initial Lien"...................................................            4.11
"Legal Defeasance"...............................................            9.02
"Legal Holiday"..................................................           12.07
"Note Portion of Excess Proceeds"................................            4.09
"Other Debt".....................................................            4.09
"Other Notes"....................................................            2.02
"Paying Agent"...................................................            2.04
"Preliminary Agreement"..........................................            4.14
"Refinancing Agreement"..........................................            4.14
"Registrar"......................................................            2.04
"Regulation S Global Notes"......................................            2.16(a)
"Regulation S Notes".............................................            2.02
"Replacement Assets..............................................            4.09
"Restricted Global Note".........................................            2.16(a)
"Restricted Payment".............................................            4.08
"Revocation".....................................................            4.15(c)
"Rule 144A Notes"................................................            2.02

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture securityholder" means a Holder or Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor on the indenture securities" means the Company or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) "or" is not exclusive;

                  (3) words in the singular include the plural, and in the plural include the singular;

                  (4) words used herein implying any gender shall apply to both genders;

                  (5) "herein" "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

                  (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

                  (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                  (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Amount of Notes.

                  The Trustee shall authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount of $100,000,000 and (ii) Additional Notes for original issue from time to time, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. All Initial Notes and Additional Notes shall be identical in all respects other than the issue dates and the date from which interest accrues except as provided in this Section 2.01 and except that any Additional Note may contain any notations, legends or endorsements permitted under Section 2.02.

                  Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or, with respect to the Additional Notes, a registration rights agreement substantially identical to the Registration Rights Agreement, is effective or that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed the outstanding aggregate principal amount of the Initial Notes or Additional Notes, as the case may be, for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

                  In the event that the Company shall issue and the Trustee shall authenticate any Additional Notes, the Company shall use its reasonable best efforts to obtain the "CUSIP" number for such Notes as is printed on the Notes outstanding at such time. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

SECTION 2.02. Form and Dating.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject; in each case, the Company shall instruct the Trustee as to the notation, legend or endorsement to be used. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

                  Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  The Trustee shall authenticate Initial Notes for original issue in the aggregate principal amount of $100,000,000 (other than as provided in Section 2.08 hereof) in one or more series, and from time to time, Additional Notes in the aggregate principal amount of not less than $25.0 million per series, upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05. Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 (1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a Company Request, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

SECTION 2.06. Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07. Transfer and Exchange.

                  Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.09, 4.20 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the person in whose name the Note is registered as the owner thereof for all purposes whatsoever whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08. Replacement Notes.

                  If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of
Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note (including any tax or governmental charge that may be imposed in relation thereto and its reasonable fees and expenses of counsel) and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note (which shall be included in such reasonable out-of-pocket expenses chargeable to such Holder). Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09. Outstanding Notes.

                  The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

                  Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes and deliver a certificate of destruction thereof to the Company. Subject to Section 2.08, the Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

                  If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner not unsatisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15. Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

                  (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

                  Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository for such Global Note or has ceased to be a clearing agency registered under the Exchange Act and upon such notice or cessation the Company fails to appoint a successor depository, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

                  (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (b) to an Institutional Accredited Investor for its own account or for the account of another Institutional Accredited Investor in a minimum principal amount of the Notes of $250,000, which is accompanied by an opinion of counsel regarding the availability of such exemption from the registration requirements under the Securities Act, or (c) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

                  (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note or a Note held by an Institutional Accredited Investor represented by a certificated Note bearing a restrictive legend, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

                  (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to a Non-U.S.
Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after May 19, 2001 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 10 Business Days prior to giving notice of such redemption pursuant to Section 3.03 hereof (unless a shorter notice shall be agreed to in writing by the Trustee), the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

                  In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either by lot, or such other method as it shall deem fair and equitable. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

                  At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

                  The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price and, if any, the amount of premium and accrued interest to be paid;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

                  (7) the provision of paragraph 6 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

                  (8) the aggregate principal amount of Notes that are being redeemed.

                  At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04. Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05. Deposit of Redemption Price.

                  On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

                  The Company shall pay the principal of and interest (including all Additional Interest, if any, as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Reports to Holders.

                  The Company shall deliver to the Trustee and the Holders, within 15 days of the filing of same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission within the time periods specified therein, to the extent permitted to so file, and provide the Trustee and the Holders with such quarterly and annual reports and such information, documents and other reports specified in Sections 13(a) and 15(d) of the Exchange Act within 15 days of the time periods specified therein. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder. The Company will also comply with the other provisions of TIA Section 314(a).

SECTION 4.03. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04. Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year and on or before 60 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred and is in existence, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 5 Business Days upon any Officer becoming aware of the occurrence and continuance of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  (c) The Company's fiscal year currently ends on December 31. The Company will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.05. Taxes.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06. Limitation on Additional Indebtedness.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and its Restricted Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least equal to 2.25 to 1.00.

SECTION 4.07. Limitation on Other Subordinated Indebtedness.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes or Guarantees, as the case may be) that is both (i) expressly subordinated in right of payment to any Senior Indebtedness of the Company or any of its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes or Guarantees, as the case may be. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed. For purposes of this Section 4.07, Indebtedness is deemed to be senior in right of payment to the Notes if it is not explicitly subordinated in right of payment to Senior Indebtedness at least to the same extent as the Notes are subordinated to such Senior Indebtedness.

SECTION 4.08. Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

                  (1) any Default or Event of Default shall have occurred and be continuing; or

                  (2) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
         Section 4.06 hereof; or

                  (3) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company, whose determination shall be conclusive) exceeds the sum of:

                           (a) 50% of the aggregate Consolidated Net Income of
                  the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit); plus

                           (b) the aggregate Net Proceeds received by the
                  Company, without duplication,

                                    (x) as capital contributions to the Company
                           after the Issue Date; and

                                    (y) from the issuance or sale of Qualified
                           Capital Stock (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Qualified Capital Stock) of the Company to any person (other than to a Restricted Subsidiary of the Company) after the Issue Date; plus

                           (c) in the case of the disposition or repayment of
                  any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (D) below of this Section 4.08), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment.

                  For purposes of the preceding clause (3)(b)(y), the value of the aggregate Net Proceeds received by the Company upon the issuance of Qualified Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

                  Notwithstanding the foregoing, these provisions will not prohibit:

                  (A) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

                  (B) the redemption of the Existing Notes; provided, the notice of redemption for the Existing Notes shall be given in accordance with Article Eleven of the Existing Indenture on or prior to June 30, 1999;

                  (C) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either:

                           (x) solely in exchange for shares of Qualified
                  Capital Stock (including any such exchange pursuant to a conversion right or privilege in connection with which cash is paid in lieu of fractional shares or scrip); or

                           (y) `through the application of the net cash proceeds
                  of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock;

                  (D) the purchase, redemption, retirement, defeasance or other acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either:

                           (x) solely in exchange for shares of Qualified
                  Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or for Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Notes; or

                           (y) through the application of the net cash proceeds
                  of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or Indebtedness of the Company which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Notes;

                  (E) payments by the Company to Lancer pursuant to the Tax Sharing Agreement;

                  (F) guarantees in respect of Indebtedness incurred by officers or employees of the Company or any Restricted Subsidiary in the ordinary course of business and payments in discharge thereof in an amount not to exceed $500,000 in any fiscal year;

                  (G) the declaration and payment of regularly accruing dividends to holders of the Existing Preferred Stock; provided that at the time of the applicable dividend payment date, and after giving pro forma effect to such dividend, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section
         4.06 hereof;

                  (H) the declaration and payment of regularly accruing dividends to holders of any class or series of Disqualified Capital Stock of the Company or its Restricted Subsidiaries issued after the Issue Date in accordance with Section 4.06 hereof;

                  (I) the declaration and payment of regularly accruing dividends to holders of any class or series of Designated Preferred Stock of the Company issued after the Issue Date; provided that at the time of such issuance, and after giving effect to such issuance on a pro forma basis (for purposes of making determinations on a pro forma basis pursuant to this clause (I), treating all dividends which will accrue on such Designated Preferred Stock during the four full fiscal quarters immediately following such issuance, as well as all other Designated Preferred Stock then outstanding, as if same will in fact be, or have in fact been, paid in cash), the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to
         Section 4.06 hereof;

                  (J) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale;

                  (K) Restricted Payments in aggregate amount not to exceed $10 million; and

                  (L) the declaration and payment of regularly accruing dividends to holders of Preferred Stock of Restricted Subsidiaries issued after the Issue Date in accordance with Section 4.06 hereof;

provided that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) above, amounts expended pursuant to clauses (A) and (L) of this paragraph shall be included in such calculation and amounts expended pursuant to clauses (B) through (K) shall be excluded from such calculation.

SECTION 4.09. Limitation on Asset Sales.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company, and evidenced by a board resolution, which determination shall be conclusive);

                  (2) not less than 75% of the consideration (excluding, in the case of an Asset Sale (or series of related Asset Sales) of assets, by way of relief from, or by another Person assuming responsibilities for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such applicable Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that this clause (2) shall not apply to any Asset Sale (or series of related Asset Sales), involving assets that accounted for less than one percent of Consolidated EBITDA during the period of the most recent four consecutive fiscal quarters ending prior to the date of such Asset Sale for which consolidated financial statements of the Company are available; provided, further, that only for purposes of this clause (2) the following shall be deemed to constitute cash:

                           (a) the outstanding principal amount of Indebtedness
                  of the Company or any Restricted Subsidiary (other than (x) Capital Stock which constitutes Indebtedness and (y) Indebtedness to the Company or any Restricted

                  Subsidiary) assumed by the transferee (which shall not constitute the Company or a Restricted Subsidiary) pursuant to the respective Asset Sale, so long as the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness; and

                           (b) any notes or other obligations received by the
                  Company or any Restricted Subsidiary from such transferee that are, within 180 days after the date of the respective Asset Sale, converted by the Company into cash (to the extent of the cash received in that conversion); and

                  (3) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied:

                           (a) to the extent the Company or any such Restricted
                  Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale;

                           (b) to the extent the Company elects, to an
                  investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar, reasonably related, ancillary or complementary to the business of the Company (including extensions or developments thereof) or any such Restricted Subsidiary as conducted on the Issue Date; provided that such investment occurs (or a definitive agreement committing so to invest is entered) within 365 days following receipt of such Asset Sale Proceeds;

                           (c) to the extent of the balance of Available Asset
                  Sale Proceeds after the application in accordance with clause
                  (a) or (b), if on such 365th day in the case of clauses (3)(a) and (3)(b), the Available Asset Sale Proceeds exceed $10.0 million, the Company shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

                  Notwithstanding the foregoing, in the event that a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary dividends or distributes to all of its stockholders on a pro rata basis any proceeds of an Asset Sale to the Company or another Restricted

Subsidiary, the Company or such Restricted Subsidiary need only apply its share of such proceeds in accordance with the preceding clauses (a), (b) and (c).

                  If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

                  If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the date specified in clause
(3)(c) above, a notice to the Holders stating, among other things:

                  (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date;

                  (2) the purchase date, which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed;

                  (3) the instructions that each Holder must follow in order to have such Notes purchased; and

                  (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

                  In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Person in a transaction permitted under Section 5.01 below, the successor Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 4.09, and shall comply with the provisions of this Section 4.09 with respect to such deemed sale as if it were an Asset Sale.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

SECTION 4.10. Limitation on Transactions with Affiliates.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefore, in a comparable arm's length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to:

                  (A) transactions (1) approved by a majority of the disinterested members of the Board of Directors or (2) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized accounting, valuation or investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

                  (B) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

                  (C) any Permitted Investment or any Restricted Payment that is not prohibited by the provisions described under Section 4.08 above;

                  (D) payments to Lancer under the Tax Sharing Agreement;

                  (E) payments to participants in the Equity Participation Plan in an amount not exceeding $1.32 million in any fiscal year and $5.28 million in the aggregate;

                  (F) reasonable and customary regular fees to directors of the Company;

                  (G) loans or advances to officers of the Company and its Restricted Subsidiaries for bona fide business purposes of the Company in the ordinary course of business;

                  (H) in the event T-H Licensing is not a Guarantor at the time of such payment, royalty payments by the Company to T-H Licensing pursuant to that certain letter agreement dated as of December 29, 1989 between the Company and T-H Licensing (as such agreement may be amended from time to time pursuant to its terms), provided that any such payment (less any amounts permitted to be retained by T-H Licensing pursuant to the Credit Agreement) is returned to the Company as a loan within sixty days after receipt of such payment by T-H Licensing;

                  (I) payments or distributions to participants in the Equity Incentive Plan pursuant to the terms thereof;

                  (J) transactions in connection with Permitted Receivables Financing;

                  (K) payments of the Company's allocated portion of the Lancer consolidated group's corporate expenses and fees to Lancer or any Affiliate of Lancer incurred in connection with Lancer's or any Affiliate of Lancer's performance of management consulting and monitoring services with respect to the Company and any Restricted Subsidiary in an amount not to exceed $2.0 million in any fiscal year (excluding amounts paid prior to the Issue Date); and

                  (L) any transaction between the Company and any of its Affiliates involving ordinary course of business investment banking, commercial banking, financial advisory services and related activities.

                  Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.10 and not covered by clauses (B) through (L) above of this Section 4.10, (a) the aggregate amount of which exceeds $5 million in value, must be approved to be fair in the manner provided for in clause (A) (1) or (2) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (A) (2) above.

SECTION 4.11. Limitations on Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Company which owns property or assets (an "Initial Lien"), now owned or hereafter acquired, unless:

                  (1) if such Initial Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

                  (2) if such Initial Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

                  Any Lien created in favor of the Notes pursuant hereto will be automatically and unconditionally released and discharged upon (i) the unconditional release and discharge of the Initial Lien to which it relates or
(ii) the sale, exchange or transfer to any Person that is not an Affiliate of the Company or any Restricted Subsidiary of the property or assets secured by such Initial Lien, or of all of the equity interests held by the Company and the Restricted Subsidiaries in, or all or substantially all of the assets of, the Restricted Subsidiary whose property or assets were the subject of such Lien, provided that, in the case of clause (ii), Section 4.09 is complied with in connection with such sale, exchange or transfer.

SECTION 4.12. [Intentionally Omitted]

SECTION 4.13. Limitation on Creation of Subsidiaries.

                  The Company will not create or acquire, and it will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than:

                  (1) a Restricted Subsidiary existing as of the Issue Date;

                  (2) a Restricted Subsidiary conducting a business similar or reasonably related, ancillary or complementary thereto or extensions or developments thereof to the business of the Company and its Subsidiaries on the Issue Date; or

                  (3) an Unrestricted Subsidiary;

provided, however, that each Restricted Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia acquired or created pursuant to clause (2) shall, at the time it has either assets or shareholder's equity in excess of $10,000, have executed a guarantee, in the form attached to the Indenture and reasonably satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee in accordance with Article Ten of this Indenture); provided, further, in the event the Company and its Restricted Subsidiaries, on a consolidated basis, incurs Acquired Indebtedness (assuming such incurrence is in accordance with Section
4.06 hereof) as a result of the acquisition of a Restricted Subsidiary and the terms of such Acquired Indebtedness prohibits the guarantee of the Notes by such newly-acquired Restricted

Subsidiary or such newly-acquired Restricted Subsidiary would be in breach or default of the terms of the Acquired Indebtedness as a result of such guarantee, such Restricted Subsidiary will not be required to execute a guarantee; however, until such Restricted Subsidiary executes and delivers a guarantee in accordance with this covenant, none of the Company or any other Restricted Subsidiary will transfer any assets (other than in the ordinary course of business) to such newly-acquired Restricted Subsidiary and such newly acquired Restricted Subsidiary will not transfer such Acquired Indebtedness to the Company or any other Restricted Subsidiary.

SECTION 4.14. Limitation on Dividends and Other Payment Restrictions
              Affecting Restricted Subsidiaries.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

                  (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock owned by the Company or a Restricted Subsidiary;

                  (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company;

                  (3) make loans or advances to the Company or any other Restricted Subsidiary of the Company;

                  (4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company (other than any customary restriction on transfers of property subject to a Permitted Lien (other than a Lien on cash not constituting proceeds of non-cash property subject to a Permitted Lien) which could not materially adversely affect the Company's ability to satisfy its obligations hereunder); or

                  (5) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company;

except for such encumbrances or restrictions existing under or by reason of:

                  (A) applicable law;

                  (B) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

                  (C) any encumbrance or restriction in any agreement:

                           (1) that restricts in a customary manner the
                  subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the subletting, assignment or transfer of any lease, license, conveyance or contract or similar property or asset;

                           (2) contained in any mortgage, pledge or other
                  security agreement securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property subject thereto; or

                           (3) pursuant to customary provisions restricting
                  dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (D) Purchase Money Indebtedness permitted under Section 4.06;

                  (E) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (F) on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses;

                  (G) with respect to a Receivables Subsidiary, an agreement relating to Indebtedness of a Receivable Subsidiary which is permitted under Section 4.06 above or pursuant to an agreement relating to a Permitted Receivables Financing by a Receivables Subsidiary;

                  (H) any encumbrance or restriction in any agreement existing on the Issue Date to the extent and in the manner such encumbrance or restriction is in effect on the Issue Date by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

                  (I) existing under Senior Indebtedness otherwise permitted to be incurred pursuant to Section 4.06 that limits the right of the debtor to dispose of assets securing such Indebtedness;

                  (J) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in clause (B) above, which is not materially more restrictive or less favorable to the holders of Notes than those existing under the agreement being extended, refinanced or renewed (as determined in good faith by the Company); and

                  (K) pursuant to an agreement or instrument relating to Indebtedness permitted by clause (18) of the definition of "Permitted Indebtedness" (a "Refinancing Agreement"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the holders of the Notes taken as a whole than encumbrances and restrictions contained in the initial agreement or agreements to which such Refinancing Agreement or amendment relates (as determined in good faith by the Board of Directors, whose determination shall be conclusive).

SECTION 4.15. [Intentionally Omitted]

SECTION 4.16. Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.06 above in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

SECTION 4.17. Limitation on Guarantees by Restricted Subsidiaries.

                  The Company will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Guarantor, (excluding any Guarantee of a Restricted Subsidiary which constitutes Acquired Indebtedness of such Subsidiary so long as such Guarantee does not apply to any other Indebtedness of the Company and its Restricted Subsidiaries not acquired pursuant to the respective acquisition or merger) unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary in accordance with Article Ten of this Indenture; provided, however, that a Restricted Subsidiary may guarantee the Company's obligations under any Senior Indebtedness without executing and delivering such supplemental indenture or guaranteeing the Notes; provided, further, that in the case of any guarantee of any Guarantor with respect to Senior Subordinated Indebtedness, the guarantee of the payment of the Notes by such Guarantor to be provided in accordance herewith shall be pari passu with the guarantee with respect to such Senior Subordinated Indebtedness in the same manner and to the same extent as the Senior Subordinated Indebtedness is guaranteed. Each guarantee created pursuant to the provisions described above is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

                  Notwithstanding the foregoing, in the event that a Guarantor is released from all obligations which pursuant to the first sentence of the preceding paragraph obligate it to become a Guarantor, such Guarantor shall be released from all obligations under its Guarantee (provided that the provisions of the first sentence of the preceding paragraph shall apply anew in the event that such Guarantor subsequent to being released incurs any obligations that pursuant to such sentence obligate it to become a Guarantor). In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary of the Company to any person that is not a Restricted Subsidiary or a holder, directly or indirectly, of any Capital Stock of the Company or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of the Indenture, such Guarantor will be deemed to be released from all obligations under its Guarantee; provided, however, that each such Guarantor is sold or disposed of in accordance with Section 4.09 above; provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code. In addition, a Guarantor shall be deemed to be released from all obligations under its Guarantee in the event such Guarantor is designated an Unrestricted Subsidiary.

SECTION 4.18. Maintenance of Office or Agency.

                  The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

SECTION 4.19. Legal Existence.

                  Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders; provided, further, however, that a determination by the Board of Directors of the Company shall not be required in the event of a merger of one or more Restricted Subsidiaries of the Company with or into another Restricted Subsidiary of the Company.

SECTION 4.20. Change of Control Offer.

                  Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") each holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

                  Within 30 days of the occurrence of a Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.20 and that all Notes tendered will be accepted for payment;

                  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date;

                  (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                  (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (9) the name and address of the Paying Agent.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful,

                  (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer,

                  (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and

                  (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officer's Certificate stating the Notes or portions thereof tendered to the Company.

                  The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  If the Credit Agreement is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the second preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to:

                  (1) repay in full all obligations and terminate all commitments under or in respect of the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full all obligations and terminate all commitments under or in respect of the Credit Agreement and all such Senior Indebtedness and repay the Indebtedness owed to each such lender who has accepted such offer; or

                  (2) obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness to permit the repurchase of the Notes as described above.

                  The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under Section 6.01 below if not cured within 30 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Credit Agreement and all such other Senior Indebtedness or obtain requisite consents under the Credit Agreement and all such other Senior Indebtedness.

                  In the event (1) if the Company or any Restricted Subsidiary thereof has issued any outstanding (a) indebtedness that is subordinated in right of payment to the Notes or (b) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's change of control offer and shall otherwise have consummated the change of control offer made to holders of the Notes and (2) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

                  The Company will comply with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.20 by virtue thereof.

SECTION 4.21. Maintenance of Properties; Insurance; Compliance with Law.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.21 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such discontinuance or disposal is, in the reasonable judgment of the Company or such Restricted Subsidiary, desirable for the Company or such Subsidiary and not adverse in any material respect to the Holders.

                  (b) The Company shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonable.

                  (c) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Company and their Subsidiaries taken as a whole.

SECTION 4.22. Further Assurance to the Trustee.

                  The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Limitation on Consolidation, Merger and Sale of Assets.

                  The Company will not and will not permit any of its Restricted Subsidiaries to consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets of the Company (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Indenture, the Notes and any Guarantees and the obligations thereunder shall remain in full force and effect;

                  (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (3) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
         Section 4.06 above;

provided that (x) any Restricted Subsidiary may merge into the Company or another Person that is a Restricted Subsidiary and (y) the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax benefits without complying with clause (3); provided, in the case of a transaction pursuant to subclause (y), immediately after giving effect to such transaction on a pro forma basis, either (A) the surviving entity could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 or (B) the Fixed Charge Coverage Ratio of the surviving entity is not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction and the surviving entity conducts business in the same line or an extension of the same line of business as that of the Company immediately prior to such transaction.

                  In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance not unsatisfactory to the Trustee, an Officer's Certificate stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02. Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Restricted Subsidiary in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

                  The following events are "Events of Default":

                  (1) default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption or otherwise (whether or not such payment shall be prohibited by Article Eleven);

                  (2) default for 30 days in payment of any interest on the Notes;

                  (3) default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 60 consecutive days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the covenants set forth in Section 4.20 or 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) failure to pay when due principal, interest or premium in an aggregate amount of $7.5 million or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $7.5 million or more which default, shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 consecutive days after written notice as provided in the Indenture, or acceleration shall not be rescinded or annulled within 20 consecutive days after written notice as provided in the Indenture;

                  (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $7.5 million (excluding
         (i) amounts covered by insurance for which coverage is not being challenged or denied, and (ii) amounts for which coverage has been challenged or denied that the Company is contesting in good faith) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

                  (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) admits in writing that it generally is not paying
                  its debts as they become due; or

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against either of the Company or
                  any Restricted Subsidiary in an involuntary case,

                           (B) appoints a Custodian of either of the Company or
                  any Restricted Subsidiary or for all or substantially all of the property of either of the Company or any Restricted Subsidiary, or

                           (C) orders the liquidation of either of the Company
                  or any Restricted Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed upon appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

SECTION 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default described in Section 6.01(6) or (7)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid to the date of acceleration (1) and such amounts shall become immediately due and payable or (2) if there are any amounts outstanding under or in respect of the Credit Agreement, shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Agreement or five Business Days after receipt by the Company and the representative under or in respect of the Credit Agreement of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Majority Holders may rescind and annul such acceleration and its consequences if:

                  (1) the recission would not conflict with judgment or decree,

                  (2) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture,

                  (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid,

                  (4) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in clause (5) of Section 6.01, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such recission shall affect any subsequent Default or impair any right consequent thereto.

                  In case an Event of Default described in Section 6.01(6) or
(7) shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. In addition, if within 60 days after such Event of Default described in

Section 6.01(6) or (7) arose (x) the Indebtedness that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured, the declaration of acceleration of the Notes referred to in the preceding clause and such Event of Default and the consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, and be of no further effect.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

                  Subject to Sections 6.02, 6.08 and 8.02 hereof, the Majority Holders have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and under the Notes, respectively.

SECTION 6.05. Control by Majority.

                  The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, shall have the right to refuse to follow any direction that conflicts with law (including the TIA) or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall also have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

                  Subject to Section 6.08 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Majority Holders.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers,
              Employees and Stockholders.

                  No director, officer, employee or stockholder of the Company, any Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Guarantor under this Indenture, the Notes or any Guarantor or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder of the Notes, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 6.08. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11. Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: to holders of Senior Indebtedness to the extent required by Article Eleven hereof;

                  THIRD: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  FOURTH: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason (including by reason of the waiver of the applicable Event or Events of Default as permitted herein), or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, paragraphs
(a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (f) The Trustee may refuse to perform any duty or exercise any right or power which may cause it to incur liability or expense unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

                  (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01 hereof:

                  (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note or a default in the observance or performance of any of the obligations of the Company under Article Five, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of the Noteholders.

SECTION 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after January 1 of any year, commencing January 1, 2000 the Trustee shall mail to each Noteholder a brief report dated as of such January 1 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby.

                  Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its gross negligence or bad faith. To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Company under this
Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be liabilities of the Company and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee (and the Company shall pay the expenses related to such petition, including reasonable compensation, disbursements and expenses of counsel).

                  If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1) (including the proviso thereof). If at any time the Trustee shall cease to be eligible pursuant to this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article Seven.

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01. Without Consent of Holders.

                  The Company and any Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (1) to comply with Section 5.01 hereof;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes;

                  (3) to comply with any requirements of the Commission under the TIA;

                  (4) to cure any ambiguity, omission, defect or inconsistency;

                  (5) to make any other change that does not materially and adversely affect the rights of any Noteholders hereunder;

                  (6) to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company;

                  (7) to add Guarantees with respect to the Notes; or

                  (8) to provide for the issuance of the Exchange Notes or the Private Exchange Notes in accordance with Section 2.01 and pursuant to the Registration Rights Agreement.

                  However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02. With Consent of Holders.

                  The Company and any Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Majority Holders. The Majority Holders may waive compliance in a particular instance by the Company or any Guarantors with any provision of this Indenture or the Notes. Subject to
Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture;

                  (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

                  (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

                  (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

                  (5) waive a default on the payment of the principal of, interest on or redemption payment with respect to any Note;

                  (6) make any change in provisions of this Indenture protecting the right of each holder of Notes to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                  (7) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

                  (8) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the holders of Notes.

                  In addition, without the consent of the holders of 90% in principal amount of the Notes then outstanding, no amendment may release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect thereby will not impair or affect the validity of the amendment.

                  Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence not unsatisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

                  Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date (except as to any supplemental indenture agreement or instrument or waiver entered into or any other action taken in respect of such consent, prior to the expiration of such 90 day period).

                  After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05. Notation on or Exchange of Notes.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

                  The Company may terminate its obligations under the Notes, and this Indenture, except the obligations referred to in the last paragraph of this
Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.08 hereof) and the Company has paid all sums payable by them hereunder or deposited all required sums with the Trustee.

                  After such delivery, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified below.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive.

SECTION 9.02. Legal Defeasance.

                  The Company and the Guarantors may at the option of the Company, by Board Resolution of the Board of Directors of the Company, be discharged from their obligations with respect to the Notes and the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.11 and 4.18 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article Nine. Subject to compliance with this Article Nine, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03. Covenant Defeasance.

                  At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, (x) the Company shall be released from its obligations under Sections 4.02 (except for obligations mandated by the TIA) through 4.17, inclusive, 4.19 through 4.21, inclusive, and (y) clauses (1), (2) and (3) of Section 5.01 hereof and clause (3) of Section 6.01 hereof shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04. Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of
Section 9.02 or Section 9.03 hereof to the outstanding Notes:

                  (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article Nine applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

                  (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default under Section 6.01(6) or (7) are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

                  (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under this Indenture, the Senior Credit Facility or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                  (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or Persons in their positions will not recognize income, gain or loss for United States Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.02 above or the Covenant Defeasance under
         Section 9.03 hereof (as the case may be) have been complied with;

                  (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

                  (10) the Company shall have delivered to the Trustee on Opinion of Counsel to the effect that (i) the trust funds will not be subject to the rights of the holders of Senior Indebtedness, including, without limitation, those arising under this Indenture and (ii) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

                  (11) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

SECTION 9.05. Deposited Money and U.S. Government Obligations
              To Be Held in Trust; Other Miscellaneous Provisions.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section
9.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Company upon a Company Request, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a Company Request, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Noteholders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01. Guarantee.

                  Subject to the provisions of this Article Ten, each Guarantor, by execution of a Guarantee will, jointly and severally unconditionally guarantee to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest) on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of a Guarantee, will, agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

                  Each Guarantor, by execution of a Guarantee, will waive diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any and interest thereon as provided in Section 9.01 hereof. Each Guarantor, by execution of a Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged. Failure to make such a demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

                  A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

                  A Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  No stockholder, officer, director, employer or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

                  A Guarantor, by execution of a Guarantee, will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under such Guarantee.

SECTION 10.02. Execution and Delivery of Guarantee.

                  A Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of such Guarantor.

                  If an officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantor's Guarantee shall be valid nevertheless.

SECTION 10.03. Limitation of Guarantee.

                  Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to this Article Ten, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 10.04. Additional Guarantors.

                  Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 10.05. Release of Guarantor.

                  A Guarantor shall be released from all of its obligations under its Guarantee if:

                  (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.09, 4.20 and 5.01);

                  (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with the terms of this Indenture (including Section 5.01); or

                  (iii) the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture (including Section 4.08);

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.06. Subordination of Subrogation and Other Rights; Subrogation.

                  Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Senior Indebtedness and Guarantor Senior Indebtedness in accordance with the provisions provided therefor in this Indenture.

                  Upon the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of a Guarantor, the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment over pursuant to the provisions of this Article Ten to the holders of such Guarantor Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Guarantor Senior Indebtedness of any such Guarantor on the other hand.

                  If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Guarantor Senior Indebtedness of the Guarantors, then and in such case, the Holders of the

Notes shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

SECTION 10.07. Guarantee Obligations Subordinated to Guarantor Senior
               Indebtedness.

                  Each Guarantor, by execution of a Guarantee, will covenant and agree, and each Holder of Notes, by its acceptance thereof, will likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article Ten, the Indebtedness represented by the Guarantee and the payment of the principal of, premium, if any, and interest on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article Ten to the prior indefeasible payment and satisfaction in full in cash of all existing and future Guarantor Senior Indebtedness of such Guarantor.

                  This Section 10.07 and the following Sections 10.08 through
10.16 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 10.08. Payment Over of Proceeds upon Dissolution, etc., of a
               Guarantor.

                  In the event of any:

                  (1) insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to a Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary;

                  (2) liquidation, dissolution or other winding-up of a Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

                  (3) general assignment for the benefit of creditors of a Guarantor; or

                  (4) marshaling of assets or liabilities of a Guarantor (except in connection with the merger or consolidation of a Guarantor or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under Section 5.01).

                  (all of the foregoing events described in clauses (1) through (4) referred to herein individually as a "Guarantor Bankruptcy Proceeding" and collectively as "Guarantor Bankruptcy Proceedings"), the holders of Guarantor Senior Indebtedness of a Guarantor will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Guarantor Senior Indebtedness of a Guarantor before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes.

                  In the event that, notwithstanding the foregoing, the Trustee or any Holder of Notes receives any payment or distribution of assets of a Guarantor of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Guarantor Senior Indebtedness of a Guarantor is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Guarantor Senior Indebtedness and will be immediately paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Guarantor Senior Indebtedness. By reason of such subordination, in the event of any such Guarantor Bankruptcy Proceeding, creditors of a Guarantor who are holders of Guarantor Senior Indebtedness may recover more, ratably, than other creditors of a Guarantor, including Holders of the Notes, and creditors of a Guarantor who are not holders of Guarantor Senior Indebtedness or of the Notes may recover more, ratably, than the Holders of the Notes.

                  The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of a Guarantor for the purposes of this Article Eleven if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Five hereof.

SECTION 10.09. Suspension of Guarantee Obligations When Guarantor Senior
               Indebtedness in Default.

                  (a) Unless Section 10.08 hereof shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of any Guarantor or any Restricted Subsidiary of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to the payment of its Obligations on its Guarantee) may be made by or on behalf of such Guarantor or any Restricted Subsidiary of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor or any Restricted Subsidiary of such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee commencing on the date of receipt by the Trustee of written notice from the representative of the holders of Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness (the "Guarantor Representative") of the occurrence of such Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following clause
(b) of this Section 10.09, such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee, including any missed payments.

                  (b) Unless Section 10.08 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, no payment or distribution of any assets of such Guarantor of any kind may be made by such Guarantor or any Restricted Subsidiary of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations under its Guarantee, or for or on account of the purchase or redemption or other acquisition of its Obligations under its Guarantee, for a period (a "Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness shall have been paid in full or (z) such Guarantor Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from such Guarantor Representative, after which, in the case of clause (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee, including any missed payments, unless the holders of such Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness or the Guarantor Representative of such holders have or has accelerated the maturity of such Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, or any Payment Default otherwise exists. Notwithstanding any other provision of the Indenture, in no event shall a Guarantor Payment Blockage Period commenced in accordance with the provisions of this Section 10.09(b) extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Guarantor Blockage Period"). Any number of additional Guarantor Payment Blockage Periods may be commenced during the Initial Guarantor Blockage Period; provided, however, that no such additional Guarantor Payment Blockage Period shall extend beyond the Initial Guarantor Blockage Period. After the expiration of the Initial Guarantor Blockage Period, no Guarantor Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Guarantor Blockage Period. Notwithstanding any other provision of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness and which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period initiated by the Guarantor Representative, whether or not within the Initial Guarantor Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 10.09, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantor Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, promptly returned to such Guarantor, or otherwise as a court of competent jurisdiction shall direct.

                  (d) Nothing in this Section 10.09 or in Section 10.08 shall prevent the Trustee from receiving any payment due to the Trustee in accordance with Section 7.07 hereof.

SECTION 10.10. Trustee's Relation to Guarantor Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Notes, the Company or any other Person moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise. Nothing in this Section 10.10 shall affect the obligation of any other such Person, the Company, or the Holders to hold such money or assets for the benefit of, and to pay such money or assets over to, the holders of the Guarantor Senior Indebtedness or their applicable representative or representatives.

SECTION 10.11. Subrogation to Rights of Holders of Guarantor Senior
               Indebtedness.

                  Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article Ten and no payments over pursuant to the provisions of this Article Ten to holders of Guarantor Senior Indebtedness by Holders of the Notes, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Guarantor

Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

SECTION 10.12. Guarantee Subordination Provisions Solely To Define
               Relative Rights.

                  The subordination provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of any Guarantor referred to in
Section 10.08 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to such Holder, or (2) under the conditions specified in Section 10.09 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.09(c) hereof.

                  The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 10.13. Trustee To Effectuate Subordination.

                  Each Holder of a Note by his acceptance thereof agrees to be bound by such provisions and authorizes and directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any Guarantor Bankruptcy Proceeding or other dissolution, winding-up, liquidation or reorganization of a Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the prompt and timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Guarantor Representative, may, and hereby are authorized to, file such a claim on behalf of Holders of the applicable Notes.

SECTION 10.14. Notice to Trustee.

                  (a) The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees pursuant to the provisions of this Article Ten. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Guarantor Senior Indebtedness or from any trustee, fiduciary, representative, or agent therefor no later than two Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.14, and subject to the provisions of Sections 7.01 and 7.02 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.14 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Guarantor Senior Indebtedness or any trustee, fiduciary, representative, or agent therefor as against the Holders of the Notes or any other Person, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such applicable default in respect of Designated Senior Indebtedness or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect (subject to the rights of the holders of the Designated Senior Indebtedness under Section 10.09 hereof). Nothing contained in this Section 10.14 shall limit the right of holders of Senior Indebtedness to recover payments as contemplated by Section 10.08. The Trustee shall be entitled to rely upon the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely (to the extent reasonable and in good faith) on the delivery to it of a written notice to the Trustee and the Company or a Guarantor by a Person representing itself to be a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary, representative, or agent therefor) for purposes of establishing that such notice actually has been given by a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary, representative, or agent therefor); provided, however, that failure to give such notice to the Company or a Guarantor shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence not unsatisfactory to the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee, acting in good faith, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.15. Rights of Trustee as a Holder of Guarantor Senior
               Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Ten with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee for its compensation owing pursuant to and in accordance with, the first sentence of
Section 7.07 hereof.

SECTION 10.16. Application of Certain Article Eleven Provisions.

                  The provisions of Sections 11.08, 11.10, 11.12 and 11.13 hereof shall apply, mutatis mutandis, to each Guarantor and their respective holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness and the Holders with respect to the Guarantee and all references therein to Article Eleven hereof shall mean this Article Ten.

                                 ARTICLE ELEVEN

                             SUBORDINATION OF NOTES

SECTION 11.01. Notes Subordinate to Senior Indebtedness.

                  The Company covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Eleven, the Indebtedness represented by the Notes and the payment of the principal of, premium, if any, and interest on the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article Eleven to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness.

                  This Article Eleven shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 11.02. Payment Over of Proceeds upon Dissolution, etc.

                  In the event of any:

                  (1) insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary;

                  (2) liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

                  (3) general assignment for the benefit of creditors of the Company; or

                  (4) marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under Section 5.01).

                  (all of the foregoing events described in clauses (1) through (4) referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the Holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes.

                  In the event that, notwithstanding the foregoing, the Trustee or any Holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. By reason of such subordination, in the event of any such Bankruptcy Proceeding, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, including holders of the Notes, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover more, ratably, than the Holders of the Notes.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article Eleven if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Five hereof.

SECTION 11.03. Suspension of Payment When Senior Indebtedness in Default.

                  (a) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary of the Company, directly or indirectly in any manner, payment in respect of all or any portion of Notes commencing on the date of receipt by the Trustee of written notice from the representative of the holders of Designated Senior Indebtedness (the "Representative") of the occurrence of such Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following clause (b) of this Section 11.03, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets of the Company of any kind may be made by the Company or any Restricted Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase or redemption or other acquisition of any Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (x), (y) or
(z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have or has accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of this Section 11.03(b) extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

                  (d) Nothing in this Section 11.03 or in Section 11.02 shall prevent the Trustee from receiving any payment due to the Trustee in accordance with Section 7.07 hereof.

SECTION 11.04. Trustee's Relation to Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Notes, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. Nothing in this Section 11.04 shall affect the obligation of any other such Person, the Company, or the Holders to hold such money or assets for the benefit of, and to pay such money or assets over to, the holders of the Senior Indebtedness or their applicable representative or representatives.

SECTION 11.05. Subrogation to Rights of Holders of Senior Indebtedness.

                  Upon the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article Eleven, and no payments over pursuant to the provisions of this Article Eleven to the holders of Senior Indebtedness by Holders of the Notes shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

SECTION 11.06. Provisions Solely To Define Relative Rights.

                  The provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section
11.02 hereof, to
receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c) hereof.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 11.07. Trustee to Effectuate Subordination.

                  Each Holder of a Note by his acceptance thereof agrees to be bound by such provisions and authorizes and directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article Eleven and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any Company Bankruptcy Proceeding or other dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the prompt and timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, may, and hereby are authorized to, file such a claim on behalf of Holders of the applicable Notes.

SECTION 11.08. No Waiver of Subordination Provisions

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                  (b) Without limiting the generality of subsection (a) of this
Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provisions in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

SECTION 11.09. Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes pursuant to the provisions of this Article Eleven. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary, representative, or agent therefor no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, and subject to the provisions of Sections 7.01 and 7.02 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 11.09 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any
Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary, representative, or agent therefor as against the Holders of the Notes or any other Person, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such applicable default in respect of Designated Senior Indebtedness or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect (subject to the rights of the holders of the Senior Indebtedness under Section 11.03 hereof). Nothing contained in this Section 11.09 shall limit the right of holders of Senior Indebtedness to recover payments as contemplated by Section 11.02 or 11.03. The Trustee shall be entitled to rely upon the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely (to the extent reasonable and in good faith) on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary, representative, or agent therefor) for purposes of establishing that such notice actually has been given by a holder of Senior Indebtedness (or a trustee, fiduciary, representative, or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence not unsatisfactory to the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee, acting in good faith, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent

                  Upon any payment or distribution of assets of the Company referred to in the Article Eleven, the Trustee, subject to the provisions of
Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceedings is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 11.11. Rights of Trustee as a Holder of Senior Indebtedness;
               Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of, or payments to, the Trustee for its compensation owing pursuant to and in accordance with, the first sentence of Section 7.07 hereof.

SECTION 11.12. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Eleven shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Eleven in addition to or in place of the Trustee.

SECTION 11.13. No Suspension of Remedies.

                  Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Eleven of the holders, from time to time, of Senior Indebtedness.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

                  Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company or any Guarantor:

                           FAIRFIELD MANUFACTURING COMPANY, INC.
                           U.S. 52 South
                           Lafayette, IN  47903-7940

                           Attention:  Vice President, Finance

                           Fax Number:  (765) 474-7248

                  with a copy to:

                           DEBEVOISE & PLIMPTON
                           875 Third Avenue
                           New York, NY  10022

                           Attention:  Ralph Arditi, Esq.

                           Fax Number:  (212) 909-6836

                  If to the Trustee:

                           First Union National Bank
                           Corporate Trust Administration, PA 1249
                           P.O. Box 7558
                           123 South Broad Street, 11th Floor
                           Philadelphia, PA  19101-7558

                           Fax Number:  (215) 985-7290

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate (which shall include, to the extent relevant, the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

SECTION 12.05. Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture (other than Section 4.04) shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

                  No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 12.11. Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its respective successor. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.12. Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.13. Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.


                                           FAIRFIELD MANUFACTURING COMPANY, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           FIRST UNION NATIONAL BANK, as Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A


                                                             CUSIP


                      FAIRFIELD MANUFACTURING COMPANY, INC.

No.                                                         $



                    9-5/8% SENIOR SUBORDINATED NOTE DUE 2008


                  FAIRFIELD MANUFACTURING COMPANY, INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $ dollars on October 15, 2008.

                  Interest Payment Dates:  April 15 and October 15.

                  Record Dates:  April 1 and October 1.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                           FAIRFIELD MANUFACTURING COMPANY, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:  May 19, 1999

Certificate of Authentication


                  This is one of the 9-5/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                                           FIRST UNION NATIONAL BANK, as Trustee


                                           By:
                                               ---------------------------------

Dated:  May 19, 1999

                            [FORM OF REVERSE OF NOTE]

                      FAIRFIELD MANUFACTURING COMPANY, INC.

                    9-5/8% SENIOR SUBORDINATED NOTE DUE 2008

                  1. Interest. FAIRFIELD MANUFACTURING COMPANY, INC., a Delaware corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9-5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 19, 1999 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 15 and October 15, commencing October 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 9-5/8% per annum.

                  2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

                  3. Paying Agent and Registrar. Initially, First Union National Bank (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of May 19, 1999 (the "Indenture") by and between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The aggregate principal amount of Notes which may be issued under the Indenture is not limited (except as otherwise provided in the Indenture) and one or more additional series of Notes may be issued from time to time in aggregate principal amounts of not less than $25,000,000 per series; provided that the aggregate principal amount of Initial Notes on the Issue Date shall not exceed $100,000,000.

                  5. Subordination. The Indebtedness evidenced by the Notes referred to below is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Indebtedness as defined in the Indenture, and this
Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

                  6. Optional Redemption. (a) The Company, at its option, may redeem the Notes, in whole at any time or in part, from time to time on or after April 15, 2004 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on April 15 of each year listed below:

         Year                                           Redemption Price
         ----                                           ----------------

         2004..............................................    104.813%
         2005..............................................    103.208%
         2006..............................................    101.604%
         2007 and thereafter...............................    100.000%

                  (b) Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes (including the original principal amount of any Additional Notes issued under the Indenture) at any time and from time to time prior to April 15, 2002 at a redemption price equal to 109.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date out of the Net Proceeds of one or more Qualified Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes (including the original principal amount of any Additional Notes issued under the Indenture) originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

                  (c) In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed, or if such Notes are not then listed on a national securities exchange, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

                  7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

                  8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

                  9. Registration Rights. Pursuant to a Registration Rights Agreement among the Company and the initial purchasers named therein, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

                  11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  13. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without notice to or consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Restricted Subsidiaries of the Company, and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must make quarterly reports to the Trustee on compliance with such limitations.

                  15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

                  16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of any Senior Indebtedness, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of such Senior Indebtedness or five Business Days after receipt by the Company and the representative of the holders of Senior Indebtedness, of notice of the acceleration of the Notes. If an Event of Default specified in Section 6.01(6) or (7) of the Indenture occurs with respect to the Company, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

                  17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  18. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantors under the Notes, the Indenture or any Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  20. Guarantees. The Note will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  21. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

                  23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  FAIRFIELD MANUFACTURING COMPANY, INC.
                  U.S. 52 South
                  Lafayette, IN  47903-7940

                  Attention:  Vice President, Finance

                                   ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


Date:                                Your Signature:
      ------------------                              --------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)


                  Signature Guarantee:
                                        ------------------------


                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.20 of the Indenture, check the appropriate box:

                  |_|  Section 4.09                       |_|  Section 4.20

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$
  -------------------------
  (multiple of $1,000)

Date:
      ---------------------


                 Your Signature:
                                  ----------------------------------------------
                                  (Sign exactly as your name appears on the face
                                   of this Note)


---------------------------
Signature Guaranteed

                                                                       EXHIBIT B

    [FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT
(1) WILL NOT PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTES), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

           [FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
                                RESTRICTED NOTES]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                          Your Signature:
      ---------------------                     --------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee:
                     -----------------------------------------------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       --------------------                 ------------------------------------
                                            NOTICE: To be executed by
                                                    an executive officer

                                                                       EXHIBIT C


                     [FORM OF LEGEND FOR REGULATION S NOTE]


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                                  Your Signature:
      ---------------------                            -------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee:
                     -----------------------------------------------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       --------------------                 ------------------------------------
                                            NOTICE:  To be executed by
                                                     an executive officer

                                                                       EXHIBIT D


                        [FORM OF LEGEND FOR GLOBAL NOTE]


                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors



[Trustee]
Fairfield Manufacturing Company, Inc.
[c/o Trustee]


Attention:  Corporate Trust Administration

Ladies and Gentlemen:

                  In connection with our proposed purchase of 9-5/8% Senior Subordinated Notes due 2008 (the "Notes") of Fairfield Manufacturing Company, Inc., a Delaware Corporation (the "Company"), we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 19, 1999 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof,
         (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

                  5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:
Date:
      ---------------------

                                                                       EXHIBIT F


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


[Trustee]
Fairfield Manufacturing Company, Inc.
[c/o Trustee]


Attention:  Corporate Trust Services


       Re: Fairfield Manufacturing Company, Inc., a Delaware corporation (the "Company") 9-5/8% Senior Subordinated Notes due 2008 (the "Notes")


Dear Sirs:

                  In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By:
                                                --------------------------------

                                                                       EXHIBIT G


                               [FORM OF GUARANTEE]


                  The undersigned (the "Guarantor") hereby unconditionally guarantees, to the extent set forth in the Indenture dated as of May 19, 1999 by and among Fairfield Manufacturing Company, Inc., as issuer, and First Union National Bank, as trustee (the "Trustee") (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, to the extent and in the manner provided, in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                         [Signatures on Following Pages]

                  IN WITNESS WHEREOF, the Guarantor named below has caused this Guarantee to be signed by a duly authorized officer.

                                            [GUARANTOR]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      G-2